Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,171,753)
Unrealized Gain (Loss) on Market Value of Futures	691,639
Dividend Income	767
Interest Income	604
ETF Transaction Fees	350
Total Income (Loss)	$(1,478,393)

Expenses
Investment Advisory Fee	$35,911
Brokerage Commissions	4,763
NYMEX License Fee	898
SEC & FINRA Registration Expense	750
Prepaid Insurance Expense	421
Non-interested Directors' Fees and Expenses	170
Total Expenses	$42,913
Net Income (Loss)	$(1,521,306)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$71,576,528
Additions (100,000 Units)	4,733,940
Net Income (Loss)	(1,521,306)

Net Asset Value End of Month	$74,789,162
Net Asset Value Per Unit (1,600,000 Units)	$46.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502